Exhibit p (iii)

                                BLACKROCK, INC.
                       CODE OF BUSINESS CONDUCT AND ETHICS


INTRODUCTION

     BlackRock, Inc. and its subsidiaries (collectively, "BlackRock" or the "Company") have maintained a reputation for conducting their business activities in the highest ethical and professional manner. Indeed, BlackRock's reputation for integrity is one of its most important assets and has been instrumental in its business success. Each BlackRock employee - whatever his or her position - is responsible for continuing to uphold these high ethical and professional standards.

     This Code of Business Conduct and Ethics covers a wide range of business activities, practices and procedures. It does not cover every issue that may arise in the course of BlackRock's many business activities, but it sets out basic principles designed to guide employees, officers and directors of BlackRock. All of our employees, officers and directors must conduct themselves in accordance with this Code, and seek to avoid even the appearance of improper behavior.

     Any employee who violates the requirements of this Code will be subject to disciplinary action. If you are in a situation which you believe may violate or lead to a violation of this Code, you should follow the guidelines described in
Section 14 of this Code.

1. COMPLIANCE WITH LAWS AND REGULATIONS

     BlackRock's business activities are subject to extensive governmental regulation and oversight. In particular, as an investment adviser and sponsor of investment companies and other investment products, BlackRock is subject to regulation under numerous U.S. federal and state laws (such as the Investment Advisers Act of 1940, the Investment Company Act of 1940, various state securities laws, ERISA, and the Commodity Exchange Act), as well as the laws and regulations of the other jurisdictions in which we operate. In addition, BlackRock is subject to regulation and oversight, as a public company, by the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange and, as an affiliated company of The PNC Financial Services Group, Inc. ("PNC"), the Federal Reserve Board.

     It is, of course, essential that BlackRock comply with the laws and regulations applicable to its business activities. Although you are not expected to know the details of these laws and regulations, it is important to know enough about them to determine when to seek advice from supervisors and BlackRock's Legal and Compliance Department.

     To assist in this effort, BlackRock has provided to all employees its Compliance Manual and various policies and procedures which provide guidance for complying with these laws and regulations. In addition, the Company holds information and training sessions, including annual compliance meetings conducted by BlackRock's Legal and Compliance Department, to assist employees in achieving compliance with the laws and regulations applicable to BlackRock and its activities.

     In addition, as a public company, BlackRock is required to file periodic reports with the SEC. It is BlackRock's policy to make full, fair, accurate, timely and understandable disclosure in compliance with applicable rules and regulations in all periodic reports required to be filed by the Company.

2. CONFLICTS OF INTEREST

     A potential "conflict of interest" may arise under various circumstances. A potential conflict of interest may arise when a person's private interest interferes in some way with the interests of the Company. A conflict situation can arise when an employee, officer or director takes actions or has interests that may make it difficult to perform his or her Company work objectively and effectively. Conflicts of interest may also arise when an employee, officer or director, or members of his or her family, receives improper personal benefits as a result of his or her position in the Company. Loans to, or guarantees of obligations of, employees, directors or their family members may create conflicts of interest.

     Potential conflicts of interest also arise when a BlackRock employee, officer or director works in some manner for a competitor, client or vendor. Thus, you are not allowed to work for a competitor as a consultant or board member, except as approved by BlackRock's General Counsel. In addition, potential conflicts of interests may arise between the interests of BlackRock on the one hand and the interests of one or more of its clients on the other hand. As an investment adviser and fiduciary, BlackRock has a duty to act solely in the best interests of its clients and to make full and fair disclosure to its clients.

     Conflicts of interest may not always be clear-cut, so if you have a question, you should consult your supervisor, the Company's General Counsel or another member of the Legal and Compliance Department. Any employee, officer or director who becomes aware of a conflict or potential conflict should bring it to the attention of a supervisor, manager or a member of the BlackRock Legal and Compliance Department.

3. INSIDER TRADING

     Employees, officers and directors who have access to confidential information about BlackRock, our clients or issuers in which we invest client assets are not permitted to use or share that information for stock trading purposes or for any other purpose except the proper conduct of our business. All non-public information about BlackRock or any of our clients or issuers should be considered confidential information. To use non-public information for personal financial benefit or to "tip" others who might make an investment decision on the basis of this information is not only unethical but also illegal.

     In this regard, BlackRock has adopted the BlackRock Insider Trading Policy and the BlackRock Advisory Employee Investment Transaction Policy. Under the Advisory Employee Investment Transaction Policy, BlackRock employees are required to pre-clear all advisory transactions in securities (except for certain exempt securities such as mutual funds and treasury bills). If you have any questions regarding the use of confidential information or any of the above securities trading policies, please consult a member of BlackRock's Legal and Compliance Department.

4. CORPORATE OPPORTUNITIES

     Employees, officers and directors are prohibited from taking for themselves personal opportunities that are discovered through the use of corporate property, information or position without the consent of the Board of Directors or, in some cases, the General Counsel. No employee, officer or director may use corporate property, information, or position for improper personal gain, and no employee, officer or director may compete with the Company directly or indirectly. Employees, officers and directors owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises.

5. COMPETITION, FAIR DEALING AND GRATUITIES

     We seek to outperform our competition fairly and honestly. We seek competitive advantages through superior performance, never through unethical or illegal business practices. Misappropriating proprietary information, possessing trade secret information that was obtained without the owner's consent, or inducing such disclosures by past or present employees of other companies is prohibited. We should each endeavor to respect the rights of and deal fairly with the Company's clients, vendors and competitors. No one in the course of conducting BlackRock's business should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other intentional unfair-dealing practice.

     The purpose of business entertainment and gifts in a commercial setting is to create good will and sound working relationships, not to gain unfair advantage with clients or vendors. No gift or entertainment should ever be offered, given, provided or accepted by any BlackRock employee, officer, or director, or members of their family unless it: (i) is not a cash gift, (ii) is consistent with customary business practices, (iii) is not excessive in value,
(iv) cannot be construed as a bribe or payoff and (v) does not violate any laws or regulations, including those applicable to persons associated with public or private pension plans, and those regulated by the NASD such as brokers or registered representatives. Additional guidance regarding gifts and gratuities is contained in the Compliance Manual and BlackRock's Travel and Entertainment Policy and Policy Regarding Entertainment and Gifts. Please discuss with your supervisor or General Counsel any gifts or proposed gifts which you are not certain are appropriate.

6. DISCRIMINATION AND HARASSMENT

     The diversity of BlackRock's employees is a tremendous asset. BlackRock is firmly committed to providing equal opportunity in all aspects of employment and will not tolerate any illegal discrimination or harassment of any kind. In particular, it is BlackRock's policy to comply with the law by affording equal opportunity to all qualified applicants and existing employees without regard to race, religion, color, national origin, sex, age (over 40), disability, status as a Vietnam-era veteran or any other basis that would be in violation of any applicable ordinance or law. All personnel actions, including but not limited to recruitment, selection, hiring, training, transfer, promotion, termination, compensation, and benefits conform to this policy. In addition, BlackRock will not tolerate harassment, bias or other inappropriate conduct on the basis of race, color, religion, national origin, sex, disability, age (over 40), status as a Vietnam-era veteran or any other basis by a manager, supervisor, employee, customer, vendor or visitor that would be in violation of any applicable ordinance or law. BlackRock's Equal Opportunity Policy and other employment policies are available on the Company's internal website.

7. RECORD-KEEPING

     The Company requires honest and accurate recording and reporting of information in order to conduct its business and to make responsible business decisions. In addition, since BlackRock is engaged in a variety of financial services activities and is a public company, it is subject to extensive regulations regarding maintenance and retention of books and records.

     Generally, all of BlackRock's books, records, accounts and financial statements must be maintained in reasonable detail, must appropriately reflect the Company's transactions and must conform both to applicable legal requirements and to BlackRock's system of internal controls.

     Many employees regularly use business expense accounts, which must be documented and recorded accurately. If you are not sure whether a certain expense is proper, ask your supervisor or the Finance Department. BlackRock's Travel and Entertainment Policy is available on the Company's internal website.

     Business records and communications often become public, and employees should avoid exaggeration, derogatory remarks, guesswork, or inappropriate characterizations of people and companies that can be misunderstood. This applies equally to e-mail, internal memos, and formal reports. Records should always be retained or destroyed according to the Company's record retention policies. Finally, in the event of litigation or governmental investigations, please consult BlackRock's Legal and Compliance Department regarding any specific record-keeping requirements or obligations.

8. CONFIDENTIALITY

     Generally, BlackRock employees, officers and directors must maintain the confidentiality of confidential information entrusted to them by the Company or its clients, except when disclosure is authorized by the Legal and Compliance Department or required by laws or regulations. Confidential information includes all non-public information that might be of use to competitors, or harmful to the Company or its clients, if disclosed. It also includes information that clients and other parties have entrusted to us. The obligation to preserve confidential information continues even after employment ends. All employees of BlackRock have signed a Confidentiality and Employment Policy which sets forth specific obligations regarding confidential information. Any questions regarding such Policy or other issues relating to confidential information, should be directed to a member of the Legal and Compliance Department.

9. PROTECTION AND PROPER USE OF BLACKROCK ASSETS

     You should endeavor to protect BlackRock's assets and ensure their efficient use. Theft, carelessness, and waste have a direct impact on the Company's profitability. Any suspected incident of fraud or theft should be immediately reported to your supervisor or a member of the Legal and Compliance Department for investigation. Company technology, equipment or other resources should not be used for non-Company business, though incidental personal use may be permitted.

     Your obligation to protect the Company's assets includes its proprietary information. Proprietary information includes intellectual property such as trade secrets, patents, trademarks, and copyrights, as well as business, marketing and service plans, engineering and manufacturing ideas, designs, databases, records, salary information and any unpublished financial data and reports. Unauthorized use or distribution of this information would violate Company policy, and it could also be illegal and result in civil and/or criminal penalties.

10. PAYMENTS TO GOVERNMENT PERSONNEL

     The U.S. Foreign Corrupt Practices Act prohibits offering or giving anything of value, directly or indirectly, to officials of foreign governments, foreign political candidates or foreign political parties in order to obtain or retain business. It is strictly prohibited to make illegal payments to government officials of any country or secure any improper advantage. Guidance regarding the Act is contained in BlackRock's Foreign Corrupt Practices Act Policy.

     In addition, the U.S. government has a number of laws and regulations regarding business gratuities which may be accepted by U.S. government personnel. The promise, offer or delivery to an official or employee of the U.S. government of a gift, favor or other gratuity in violation of these rules would not only violate BlackRock's policy but could also be a criminal offense. Various state and local governments, as well as foreign governments, have similar rules regarding gratuities and payments.

     Additionally, U.S. federal, state, and local laws as well as non-U.S. laws govern contributions to political candidates and parties, as well as the employment of former governmental personnel. Guidance regarding political contributions is contained in the Compliance Manual and BlackRock's Policy Regarding Political Contributions and Gifts to Public Officials.

11. DRUGS AND ALCOHOL

     The Company prohibits the use, possession or distribution of illegal drugs by employees while working for BlackRock. Also, the Company prohibits any use of alcohol by employees that might affect their fitness for duty or job performance, the operations of the Company, and/or their security or safety or that of others. All newly hired employees must submit to a drug screening test on a timely basis and must pass it in order to be employed by BlackRock. A current employee may also be asked to submit to and pass drug screening and alcohol detection tests under certain circumstances.

12. WAIVERS OF THE CODE OF BUSINESS CONDUCT AND ETHICS

     Any waiver of this Code for executive officers or directors may be made only by BlackRock's Board of Directors or a committee of the Board and will be promptly disclosed as required by law or stock exchange regulation.

13. REPORTING ANY ILLEGAL OR UNETHICAL BEHAVIOR

     You should talk to supervisors, managers or members of BlackRock's Legal Department about observed illegal or unethical behavior and when in doubt about the best course of action in a particular situation. In addition, employees of BlackRock may utilize (on an anonymous basis if desired) the Employee Complaint Hotline in the United States, 1-800-714-4128; outside the United States, except France [AT&T USA Direct Access Number]1 + 800-714-4128, and in France, 0800-90-17-03) or by completing information set out on a link on BlackRock's internal website for reporting illegal, unethical or inappropriate business practices or conduct or violations of BlackRock's compliance policies. BlackRock will not discharge, demote, suspend, threaten, harass or in any manner discriminate against any employee in the terms and conditions of employment because of a report of misconduct by others made in good faith. Employees are expected to cooperate in internal investigations of misconduct.

     The General Counsel of BlackRock will report material violations of this Code or the policies and procedures referenced herein to the Board of Directors of BlackRock (or a committee thereof) and to the Executive Committee of BlackRock.

14. COMPLIANCE PROCEDURES

     We must all work to ensure prompt and consistent action against violations of this Code. However, in some situations it is difficult to know right from wrong. Since we cannot anticipate every situation that will arise, it is important that we have a way to approach a new question or problem. These are the steps to keep in mind:

-------------------
(1)    AT&T    U.S.A.     Direct    Access    number    can    be    found    at
WWW.USA.ATT.COM/TRAVELER/ACCESS_NUMBERS/INDEX.JSP or by going to BlackRock's internal website and clicking on the link to this site.

* MAKE SURE YOU HAVE ALL THE FACTS. In order to reach the right solutions, we must be as fully informed as possible.

* ASK YOURSELF: WHAT SPECIFICALLY AM I BEING ASKED TO DO? DOES IT SEEM UNETHICAL OR IMPROPER? This will enable you to focus on the specific question you are faced with, and the alternatives you have. Use your judgment and common sense; if something seems unethical or improper, seek guidance before acting.

* CLARIFY YOUR RESPONSIBILITY AND ROLE. In most situations, there is shared responsibility. Are your colleagues informed? It may help to get others involved and discuss the problem.

* DISCUSS THE ISSUE WITH YOUR SUPERVISOR. This is the basic guidance for all situations. In many cases, your supervisor will be more knowledgeable about the question, and will appreciate being brought into the decision-making process. Remember that it is your supervisor's responsibility to help solve problems.

* SEEK HELP FROM COMPANY RESOURCES. In the rare case where it may not be appropriate to discuss an issue with your supervisor, or where you do not feel comfortable approaching your supervisor with your question, discuss it locally with your office manager, your Human Resources manager or a member of BlackRock's Legal and Compliance Department. If you prefer to write, address your concerns to your Human Resources manager or the General Counsel of BlackRock, as appropriate.

* YOU MAY REPORT ETHICAL VIOLATIONS IN CONFIDENCE AND WITHOUT FEAR OF RETALIATION. If your situation requires that your identity be kept secret, your anonymity will be protected. The Company does not permit retaliation of any kind against employees for good faith reports of ethical violations.

* ALWAYS ASK FIRST, ACT LATER. If you are unsure of what to do in any situation, seek guidance BEFORE YOU ACT.

15. ACKNOWLEDGEMENT

     Each employee of BlackRock is required to sign a written acknowledgement that he or she has received a copy of this Code, has carefully read the Code and will abide by its terms. A violation of this Code may be cause for significant sanctions including termination of employment.


Revised: September 30, 2006

                                Exhibit p(xiv)

                                  DEUTSCHE BANK


                 DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS





                                                                   DEUTSCHE BANK

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS    DEUTSCHE BANK
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-------------------------------------------------------------------------
Original Issue Date:                              June 1, 2004

Approver:                                         Jason Rein

Owner:                                            DeAM Compliance

Contact Person:                                   Joseph Yuen

Classification:                                   Policy/Guideline

Functional Applicability:                         DeAM U.S. Personnel

Geographic Applicability:                         United States

Last Revision Date:                               January 1, 2005

Last Reviewed Date:                               August 11, 2006

Next Review Date:                                 January 1, 2007
-------------------------------------------------------------------------

-------------------------------------------------------------------------------
The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.
------------------------------------------------------------------------------
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TABLE OF CONTENTS


I. OVERVIEW...................................................................2

II. GENERAL RULE..............................................................3

III. DEFINTIONS...............................................................4

IV. RESTRICTIONS..............................................................6
   A.  General................................................................6
   B.  Specific Blackout Period Restrictions..................................6
     SAME-DAY RULE............................................................6
     7-DAY RULE...............................................................7
     G-CUBE RULE..............................................................7
     EXCEPTIONS TO BLACKOUT PERIODS...........................................7
   C.  New Issues (IPOs)......................................................8
   D.  Short-Term Trading.....................................................8
     30-DAY RULE..............................................................8
   E.  Restricted List........................................................9
   F.  Private Placements.....................................................9

V. COMPLIANCE PROCEDURES.....................................................10
   A.  Designated Brokerage Accounts.........................................10
   B.  Pre-Clearance.........................................................10
   C.  Scudder Proprietary Mutual Fund Holdings..............................11
   D.  Reporting Requirements................................................11
      (I) DISCLOSURE OF EMPLOYEE RELATED ACCOUNTS/PROVISION OF
      STATEMENTS.............................................................11
     (II) QUARTERLY PERSONAL SECURITIES TRADING REPORTS ("PSTs").............11
     (III) ANNUAL ACKNOWLEDGEMENT OF PERSONAL SECURITIES HOLDINGS............12
     (IV) ANNUAL ACKNOWLEDGEMENT OF  ACCOUNTS................................13
   E.  Confirmation of Compliance with Policies..............................13

VI. OTHER PROCEDURES/RESTRICTIONS............................................13
   A.  Service on Boards of Directors........................................13
   B.  Outside Business Affiliations.........................................14
   C.  Executorships.........................................................14
   D.  Trusteeships..........................................................14
   E.  Custodianships and Powers of Attorney.................................15
   F.  Gifts.................................................................15
   G.  Rules for Dealing with Governmental Officials and Political
       Candidates............................................................17
   H.  Confidentiality.......................................................18

VII. SANCTIONS...............................................................19

VIII. INTERPRETATIONS AND EXCEPTIONS.........................................19

IX. APPENDIX.................................................................20
    SCHEDULE A...............................................................20
    SCHEDULE B: Supplement to the DeAM Code of Ethics........................21
    SCHEDULE C:  DeAM - U.S. Code of Ethics Sanctions........................20


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The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.
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The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.
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                            DEUTSCHE ASSET MANAGEMENT
                               U.S. CODE OF ETHICS

================================================================================
I.  OVERVIEW
================================================================================

The Deutsche Asset Management - U.S. Code of Ethics ("the Code") sets forth the specialized rules for business conduct and guidelines for the personal investing activities that generally are required of employees involved in the United States investment management areas of the Deutsche Bank Group and its affiliates (collectively "Deutsche Asset Management" or "DeAM").(1)

The provisions of the Code shall apply to all DeAM Employees in the U.S., as categorized in the Definition Section (Section III) and such other employees as the Compliance Department ("Compliance")(2) may determine from time to time. The Code supplements the Deutsche Bank CODE OF PROFESSIONAL CONDUCT and the Deutsche Asset Management COMPLIANCE POLICIES AND PROCEDURES MANUAL ("COMPLIANCE MANUAL") available at the following link:

HTTP://DOCBASE.BACKOFF.NYC.DBNA.COM/POLICY:/COMPLIANCE/DEUTSCHE ASSET
MANAGEMENT/DEUTSCHE ASSET MANAGEMENT

Each Employee must observe these policies, as well as abide by the additional principles and rules set forth in the Code, and any other applicable legal vehicle or division specific policies and obligations.

It is essential that all Deutsche Bank employees understand and adhere to Deutsche Bank's commitment to act with fairness, decency and integrity in all of its business dealings. As part of this commitment, Member of the Board of Managing Directors, Tessen von Heydebreck, and Henry Klehm, Global Head of Compliance have introduced the DEUTSCHE BANK GLOBAL COMPLIANCE CORE PRINCIPLES ("GCCP"). The GCCP set forth core principles regarding a wide range of regulatory and conduct related issues, and provide guidance to promote the highest

-------------------------------------------
(1) Deutsche Asset Management is the marketing name in the U.S. for the asset management activities of Deutsche Bank AG, Deutsche Bank Trust Company Americas (formerly Bankers Trust Co.), Deutsche Bank Securities Inc. (limited applicability, see Schedule A), Deutsche Asset Management Inc., Deutsche Asset Management Investment Services Ltd., Deutsche Investment Management Americas Inc. (and its affiliates, including Scudder Investor Services, Inc. and Scudder Distributors Inc.), Scudder Trust Company and RREEF America L.L.C.

(2)  "Compliance"  refers  to  the  DB  Americas  centralized   Compliance  Unit
(generally  referred  to  herein  as  "Central   Compliance,"  and/or  its  unit
specifically designated to the DeAM business unit: "DeAM Compliance").

--------------------------------------------------------------------------------
The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.
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DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS  DEUTSCHE BANK
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standards of ethical conduct. This document is available at the following link:

HTTP://DOCBASE.BACKOFF.NYC.DBNA.COM/POLICY:/GLOBAL/GROUP/DB DOCS/C. EFFECTIVE/
GLOBAL_COMPLIANCE_DB GROUP: GLOBAL COMPLIANCE CORE PRINCIPLES

Von Heydebreck and Klehm stress that all Deutsche Bank employees are expected to review and act in compliance with the GCCP.

The Code and any amendments thereof will be provided to all employees of DeAM. All employees must acknowledge receipt of the Code within ten (10) days of hire and on an annual basis at a time set forth by DeAM Compliance, within the Code of Ethics Annual Acknowledgement. All employees must also acknowledge receipt of any amendments made to the Code if such determination is made by DeAM Compliance that such acknowledgement should occur prior to the next Code of Ethics Annual Acknowledgement period.

You may find the latest version of the Code at the following link:

HTTP://NYC.COMPLIANCE.CC.INTRANET.DB.COM/ND_NYC/CODE.SHTML

================================================================================
II.  GENERAL RULE
================================================================================

DeAM Employees will, in varying degrees, participate in or be aware of fiduciary and investment services provided to registered investment companies, institutional investment clients, employee benefit trusts and other types of investment advisory accounts. The fiduciary relationship mandates adherence to the highest standards of conduct and integrity. We will at all times conduct ourselves with integrity and distinction, putting first the interests of our clients.

Accordingly, personnel acting in a fiduciary capacity must carry out their duties for the EXCLUSIVE BENEFIT of the client accounts. Consistent with this fiduciary duty, the interests of DeAM clients take priority over the investment desires of DeAM and DeAM personnel. All DeAM personnel must conduct themselves in a manner consistent with the requirements and procedures set forth in the Code.

* There must be no conflict, or appearance of conflict, between the self-interest of any Employee and the responsibility of that Employee to Deutsche Bank, its shareholders or its clients.(3)

* Employees must never improperly use their position with Deutsche Bank for personal or private gain to themselves, their family or any other person.


-----------------------------
(3) The rules herein cannot anticipate all situations which may involve a possible conflict of interest. If an Employee becomes aware of a personal interest that is, or might be, in conflict with the interest of a client, that person should disclose the potential conflict to DeAM Compliance or Legal prior to executing any such transaction.


--------------------------------------------------------------------------------
The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.
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DeAM  Employees  may also be  required to comply  with other  policies  imposing separate requirements. Specifically, they may be subject to laws or regulations that impose restrictions with respect to personal securities transactions, including, but not limited to, Section 17(j) and Rule 17j-1 under the Investment Company Act of 1940 (the "Act"). The purpose of this Code of Ethics is to ensure that, in connection with his or her personal trading, no Employee (as defined below) shall conduct any of the following acts upon a client account:

  *   To employ any device, scheme or artifice to defraud;
  * To make any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statement not misleading;
  * To engage in any act, practice or course of business that operates or would operate as a fraud or deceit; or
  *   To engage in any manipulative practice.


Any violations of the Code of Ethics must be reported to designated Compliance person. The Chief Compliance Officer will receive periodic reports of all violations of the Code of Ethics.

================================================================================
III.  DEFINTIONS
================================================================================

  A. "INVESTMENT PERSONNEL" shall mean and include:

     Portfolio  Managers,  traders and analysts  (and other  Employees  who work directly with Portfolio Managers in an assistant capacity). As those responsible for making investment decisions (or participating in such decisions) in client accounts or providing information or advice to Portfolio Managers or otherwise helping to execute or implement the Portfolio Managers' recommendations, Investment Personnel occupy a comparatively sensitive position, and thus, additional rules outlined herein apply to such individuals.

  B. "ACCESS PERSON" shall mean and include:

     (i) Officers and directors of DeAM entities and officers and directors of DeAM-sponsored investment companies who are affiliated persons of DeAM entities. Also included are Employees of these entities who have access to timely information relating to investment management activities, research and/or client portfolio holdings as well as those who in the course of their job regularly receive access to client trading activity (this would generally include members of the Investment Operations and Treasurer's Offices). Also included here are persons in a control relationship (as defined in Section 2(a)(9) of the Act) to DeAM who obtain information concerning investment recommendations made to any client account.

--------------------------------------------------------------------------------
The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.
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     (ii) Any  other  personnel  with  responsibilities  related  to  the  asset management  business or frequent  interaction  with Access  Persons or
          Investment   Personnel  as  determined  by  Compliance  (e.g.,  Legal,
          Compliance, Risk, Operations, Sales & Marketing, as well as certain long-term temporary Employees and consultants).

  C. "NON-ACCESS PERSON" shall mean and include:

     DeAM personnel who are not defined in Section III A. or B. above, and who have access to neither client trading activity nor recommendations made in relation to any client account. An example includes Employees of the Mutual Funds Call Center in Chicago.

  D. "EMPLOYEES" is a general term which shall include all DeAM employees, including Investment Personnel, Access Persons and Non-Access Persons as well as those non-DeAM employees who are subject to this Code of Ethics (see III.B.(ii) above).

  E. "ACCOUNTS" shall mean all securities accounts, whether brokerage or otherwise, securities held directly outside of accounts AND shall include open-end and closed-end Mutual Fund accounts.

  F. "EMPLOYEE RELATED ACCOUNT" of any person subject to the Code shall mean:

     (i)  The Employee's own Accounts;
     (ii) The Employee's spouse's/domestic partner's Accounts and the Accounts of minor children and other relatives living in the Employee's home;
     (iii) Accounts in which the Employee, his/her spouse/domestic partner, minor children or other relatives living in their home have a beneficial interest (i.e., share in the profits even if there is no influence on voting or disposition of the shares); and
     (iv) Accounts (including corporate Accounts and trust Accounts) over which the Employee or his/her spouse/domestic partner exercises investment discretion or direct or indirect influence or control.

         NOTE: ANY PERSON SUBJECT TO THE CODE IS RESPONSIBLE FOR COMPLIANCE WITH
         THESE  RULES  WITH  RESPECT  TO  ANY  EMPLOYEE  RELATED   ACCOUNT,   AS
         APPLICABLE.

  G. "SECURITIES" shall include equity or debt securities, derivatives of securities (such as options, warrants, and ADRs), futures, commodities, securities indices, exchange-traded funds, government and municipal bonds and similar instruments, but DO NOT INCLUDE:

     (i) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

  H. "MUTUAL FUNDS" shall include all mutual funds (open-end and closed-end mutual funds), but WILL EXCLUDE:

--------------------------------------------------------------------------------
The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.
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     (i)  Shares  of  open-end  money  market  mutual  funds  (unless  otherwise directed by Compliance).

================================================================================
IV.  RESTRICTIONS
================================================================================

For purposes of the Code, a prohibition or requirement applicable to any Employee applies also to transactions in Securities and Mutual Funds for any of that Employee's Employee Related Accounts, including transactions executed by that Employee's spouse or relatives living in that Employee's household (see definition under III.F.).

  A. GENERAL

     (i) THE BASIC POLICY: Employees have a personal obligation to conduct their investing activities and related Securities and Mutual Fund transactions lawfully and in a manner that avoids actual or potential conflicts between their own interests and the interests of Deutsche Asset Management and its clients. Employees must carefully consider the nature of their DeAM responsibilities - and the type of information that he or she might be deemed to possess in light of any particular Securities and Mutual Fund transaction - BEFORE engaging in that transaction.

     (ii) MATERIAL NONPUBLIC INFORMATION: Employees in possession of material nonpublic information about or affecting Securities or their issuer are prohibited from buying or selling such Securities or advising any other person to buy or sell such Securities. See also COMPLIANCE MANUAL -- CONFIDENTIAL, MATERIAL, NON-PUBLIC INFORMATION, CHINESE WALLS, INSIDER TRADING AND RELATED MATTERS POLICY.

     (iii) CORPORATE AND DEPARTMENTAL RESTRICTED LISTS: Employees are not permitted to buy or sell any Securities that are included on the Corporate Restricted List (available on the intranet) and/or other applicable departmental restricted lists.

     (iv) "FRONTRUNNING:" Employees are prohibited from buying or selling Securities, Mutual Funds or other instruments in their Employee Related Accounts so as to benefit from the Employee's knowledge of the Firm's or a client's trading positions, plans or strategies, or forthcoming research recommendations.

  B. SPECIFIC BLACKOUT PERIOD RESTRICTIONS


     (i) SAME-DAY RULE: Investment Personnel and Access Persons shall not knowingly effect the purchase or sale of a Security for an Employee Related Account on a day during which any client account has a "buy" or "sell" order for the same Security, until that order is executed or withdrawn.

--------------------------------------------------------------------------------
The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.
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     (ii) 7-DAY RULE: Investment Personnel shall not effect the purchase or sale of a Security for an Employee Related Account within SEVEN CALENDAR DAYS BEFORE OR SEVEN CALENDAR DAYS AFTER the same Security is traded (or contemplated to be traded) for by a client account with which the individual is associated.

     (iii) G-CUBE RULE: Investment Personnel and other persons with REAL TIME access to a global research sharing system platform (e.g., "GERP"(4)) shall not effect the purchase or sale of a Security for an Employee Related Account within SEVEN CALENDAR DAYS BEFORE OR SEVEN CALENDAR DAYS AFTER the same Security (a) is added to/deleted from or has its weighting changed in the "Model" Portfolio; or (b) has its internal rating upgraded or downgraded; or (c) has research coverage initiated.

     (iv) Employees must always act to avoid any actual or potential conflict of interest between their DeAM duties and responsibilities and their personal investment activities. To avoid potential conflicts, absent specific written approval from their Managing Officer(5) and Compliance, Employees should not personally invest in Securities issued by companies with which they have significant dealings on behalf of DeAM, or in investment vehicles sponsored by the companies. Additional rules that apply to Securities transactions by Employees, including the requirement for Employees to pre-clear personal Securities transactions and rules regarding how Employee Related Accounts must be maintained, are described in more detail later in this Code of Ethics.

     (v) DEUTSCHE BANK SECURITIES: During certain times of the year, all Deutsche Bank Employees are prohibited from conducting transactions in the equity and debt Securities of Deutsche Bank, which affect their beneficial interest in the Firm. Central Compliance generally imposes these "blackout" periods around the fiscal reporting of corporate earnings. Blackouts typically begin two days prior to the expected quarterly or annual earnings announcement and end after earnings are released publicly. Additional restricted periods may be required for certain individuals and events, and Compliance will announce when such additional restricted periods are in effect.

     (vi) EXCEPTIONS TO BLACKOUT PERIODS (ABOVE ITEMS I, II, AND III ONLY)


------------------------------------
(4) GERP (Global Equity Research Portal) is a web-based application (Active Equity businesses) allowing for the publishing and dissemination of research and model portfolios in real-time by the Global Sector Teams, Portfolio Selection Teams, Local Research Teams, designated PIC/PB users and Small Cap Teams to Portfolio Managers, who will use GERP for investment recommendations and portfolio construction for clients.

(5) For purposes of this policy, "MANAGING OFFICER" is defined as an officer of at least the Managing Director level to whom the Employee directly or indirectly reports, who is in charge of the Employee's unit (e.g., a Department Head, Division Head, Function Head, Group Head, General Manager, etc).

--------------------------------------------------------------------------------
The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.
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                  The following are exempt from the specified blackout periods:

                    * The purchase or sale of 500 shares or less in companies comprising the S&P 500 Index;
                    * ETFs (Exchange-Traded Funds - e.g., SPDRs or "Spiders" (S&P 500 Index), DIAs or "Diamonds" (Dow Jones Industrial Average), etc.);
                    *  Government and municipal bonds;
                    *  Currency and Interest Rate Futures;
                    *  Securities indices;
                    * Shares purchased under an issuer sponsored Dividend Reinvestment Plan ("DRIPs"), other than optional purchases;
                    *  To  the  extent  acquired  from  the  issuer,   purchases
                       effected upon the exercise of rights issued pro rata to holders of a class of Securities; and
                    * Securities purchased under an employer sponsored stock purchase plan or upon the exercise of employee stock options.

                  NOTE: Transactions in derivative instruments, including warrants, convertible Securities, futures and options, etc. shall be restricted in the same manner as the underlying Security.

  C. NEW ISSUES (IPOS)


     Investment Personnel, Access Persons and Non-Access Persons are prohibited from purchasing or subscribing for Securities pursuant to an initial public offering. This prohibition applies even if Deutsche Bank (or any affiliate of Deutsche Bank) has no underwriting role and/or is not involved with the distribution.

  D. SHORT-TERM TRADING

     Employees must always conduct their personal trading activities lawfully, properly and responsibly, and are encouraged to adopt long-term investment strategies that are consistent with their financial resources and objectives. Deutsche Bank generally discourages short-term trading strategies, and Employees are cautioned that such strategies may inherently carry a higher risk of regulatory and other scrutiny. In any event, excessive or inappropriate trading that interferes with job performance or compromises the duty that Deutsche Bank owes to its clients and shareholders will not be tolerated.

     30-DAY RULE: Employees are prohibited from transacting in the PURCHASE AND SALE, OR SALE AND PURCHASE, of the same (or equivalent) Securities and Mutual Funds within 30 calendar days. The 30-day holding period also applies to each short vs. the box sale, which is the only short sale permitted activity. Therefore, for purposes of this section,

--------------------------------------------------------------------------------
The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.
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                                       8
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         the assumption is a LAST IN, FIRST OUT (LIFO) order of transaction in a particular Security and Mutual Fund. THE FOLLOWING ARE EXEMPTED FROM THIS RESTRICTION:

               *   Shares   purchased   under  an  issuer   sponsored   Dividend
                   Reinvestment   Plan   ("DRIPs"),   other   than   optional
                   purchases;
               * To the extent acquired from the issuer, purchases effected upon the exercise of rights issued pro rata to holders of a class of Securities;
               *   Securities   purchased  under  an  employer  sponsored  stock
                   purchase plan;
               * Securities pre-cleared and purchased with a specific stop-limit provision attached;
               *   Mutual Funds subject to periodic purchase plans (i.e., can be sold once within 30 days after a periodic purchase); and,
               *   Fixed Income Mutual Funds investing in government bonds with
                   "short-term" in their name.


  E. RESTRICTED LIST

     All Deutsche Bank Employees are prohibited from buying or selling any Securities that are included on the Corporate Restricted List and/or other applicable departmental restricted lists. The Corporate Restricted List is available on the intranet at:

     HTTP://CCT-GRL-PRD.SVC.BTCO.COM/CORP/CCT/GRL/GRL_INIT.HTM

     (It   is   also    available    through    the    "Americas    Portal"   at
     HTTP://AMERICASPORTAL.CC.DB.COM/ listed under "Employee Trading".)

     Please see COMPLIANCE MANUAL -- RESTRICTED LIST: OVERVIEW & INSTRUCTIONS POLICY.

  F. PRIVATE PLACEMENTS

     Prior to effecting a transaction in private Securities (i.e., Securities not requiring registration with the Securities and Exchange Commission and sold directly to the investor), all Employees must first, in accordance with Deutsche Bank policy, obtain the approval of his/her supervisor and then pre-clear the transaction with the Central Compliance Department, including completing the questionnaire. Any person who has previously purchased privately-placed Securities must disclose such purchases to the Compliance Department before he or she participates in a fund's or an advisory client's

--------------------------------------------------------------------------------
The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.
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     subsequent  consideration of an investment in the Securities of the same or a related issuer.

================================================================================
V.  COMPLIANCE PROCEDURES
================================================================================

    A.   DESIGNATED BROKERAGE ACCOUNTS

         All Employees must obtain the explicit permission of the Central Compliance Department prior to opening a new Employee Related Account. Upon joining Deutsche Bank, new Employees are required to disclose all of their Employee Related Accounts (as previously defined) to Central Compliance and must carry out the instructions provided to conform such accounts, if necessary, to the Firm's policies.

         UNDER NO CIRCUMSTANCE IS AN EMPLOYEE PERMITTED TO OPEN OR MAINTAIN ANY EMPLOYEE RELATED ACCOUNT THAT IS UNDISCLOSED TO COMPLIANCE. ALSO, THE POLICIES, PROCEDURES AND RULES DESCRIBED THROUGHOUT THIS CODE OF ETHICS APPLY TO ALL EMPLOYEE RELATED ACCOUNTS.

         Accordingly, all Employees are required to open and maintain their Employee Related Accounts in accordance with the Deutsche Bank EMPLOYEE/EMPLOYEE-RELATED TRADING POLICY, including directing their brokers to supply duplicate copies of transaction confirmations and periodic account statements, as well as additional division-specific requirements, if any.

    B.   PRE-CLEARANCE

         Proposed Securities and closed-end Mutual Fund transactions must be pre-cleared by all Employees with the Central Compliance Department (and approved by a Supervisor) in accordance with the Deutsche Bank EMPLOYEE/EMPLOYEE-RELATED TRADING POLICY via the intranet based Employee Trade Request ("ETR") system prior to their being placed with the broker. Such approvals are good only for the day on which they are issued. Employees are personally responsible for ensuring that the proposed transaction does not violate the Firm's policies or applicable securities laws and regulations by virtue of the Employee's Deutsche Bank responsibilities or information he or she may possess about the Securities or their issuer.

         THE FOLLOWING ARE EXEMPTED FROM THE PRE-CLEARANCE REQUIREMENT:

             *      Open-end Mutual Funds;
             *      Direct obligations of the Government of the United States;
             *      Shares   purchased  under  an  issuer  sponsored   Dividend
                    Reinvestment   Plan   ("DRIPs"),   other   than   optional
                    purchases;

--------------------------------------------------------------------------------
The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.
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             *     Accounts expressly  exempted by Central  Compliance which are managed under the exclusive direction of an outside money manager;
             *     Securities   pre-cleared   and  purchased   with  a  specific
                   stop-limit provision attached do not require additional pre-clearance prior to execution;
             * To the extent acquired from the issuer, purchases effected upon the exercise of rights issued pro rata to holders of a class of Securities; and
             *     Securities   purchased  under  an  employer  sponsored  stock
                   purchase plan.

    C. SCUDDER PROPRIETARY MUTUAL FUND HOLDINGS

     All Employees are required to maintain their holdings of Scudder proprietary mutual funds in the Deutsche Bank 401(k) Plan, in E*Trade or Deutsche Bank Alex Brown brokerage accounts, or directly with Scudder Investments.

    D. REPORTING REQUIREMENTS

     (I) DISCLOSURE OF EMPLOYEE RELATED ACCOUNTS/PROVISION OF STATEMENTS

                  As stated in SECTION V. COMPLIANCE PROCEDURES (A. DESIGNATED BROKERAGE ACCOUNTS) above, upon joining Deutsche Bank, new
                  Employees are required to disclose all of their Employee Related Accounts to Central Compliance, and must carry out the instructions provided to conform such Accounts, if necessary, to Deutsche Bank policies.

                  In addition, pursuant to Rule 17j-1 of the Act, no later than ten (10) days after an individual becomes an Employee (i.e., joining/transferring into DeAM, etc.), he or she must also complete and return a "Personal Securities Holdings Report" (filed during the "new hire" Code of Ethics Annual Acknowledgement) for Securities and Mutual Fund holdings to DeAM Compliance (see iii. ANNUAL ACKNOWLEDGEMENT OF PERSONAL SECURITIES HOLDINGS below).

     (II) QUARTERLY PERSONAL SECURITIES TRADING REPORTS ("PSTS")


--------------------------------------------------------------------------------
The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.
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DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS  DEUTSCHE BANK
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                  Pursuant to Rule 17j-1 of the Act,  within thirty (30) days of the end of each calendar quarter, all Employees must submit to DeAM Compliance a PST report for Securities and Mutual Fund
                  transactions,   unless   exempted   by   a   division-specific
                  requirement, if any.

                  All PSTs that have reportable personal Securities and Mutual Fund transactions for the quarter will be reviewed by the appropriate designated supervisory and/or Compliance person. EMPLOYEES THAT DO NOT HAVE ANY REPORTABLE TRANSACTIONS IN A PARTICULAR QUARTER MUST INDICATE AS SUCH IN THE REPORTING SYSTEM FOR THE RESPECTIVE QUARTER.

                    THE FOLLOWING TYPES OF TRANSACTIONS DO NOT HAVE TO BE
                    REPORTED:

                      o TRANSACTIONS EFFECTED IN AN ACCOUNT IN WHICH THE EMPLOYEE HAS NO DIRECT OR INDIRECT INFLUENCE OR CONTROL (I.E. DISCRETIONARY/MANAGED ACCOUNTS) DO NOT HAVE TO BE REPORTED.

                      o    TRANSACTIONS  IN MUTUAL  FUNDS  SUBJECT  TO  PERIODIC
                           PURCHASE PLANS ARE NOT REQUIRED TO BE REPORTED QUARTERLY, BUT HOLDINGS IN SUCH ARE STILL REQUIRED TO BE REPORTED ANNUALLY (SEE III. BELOW).

                      o    TRANSACTIONS   EFFECTED   PURSUANT  TO  AN  AUTOMATIC
                           INVESTMENT   PLAN  OR  AS  A  RESULT  OF  A  DIVIDEND
                           REINVESTMENT PLAN DO NOT HAVE TO BE REPORTED.

                      o    TRANSACTIONS IN THE FOLLOWING:
                           o BANKERS' ACCEPTANCES;
                           o BANK CERTIFICATES OF DEPOSITS (CDS);
                           o COMMERCIAL PAPER;
                           o MONEY MARKETS;
                           o DIRECT OBLIGATIONS OF THE U.S. GOVERNMENT;
                           o HIGH QUALITY, SHORT-TERM DEBT INSTRUMENTS
                             (INCLUDING REPURCHASE AGREEMENTS); AND,
                           o OPEN-END MONEY MARKET MUTUAL FUNDS (UNLESS
                             SPECIFICALLY DIRECTED BY DEAM COMPLIANCE)

     (III) ANNUAL ACKNOWLEDGEMENT OF PERSONAL SECURITIES HOLDINGS

                  All Employees must submit to DeAM Compliance on an annual basis at a date specified by DeAM Compliance, a Personal Securities Holdings Report for all Securities and Mutual Fund holdings, unless exempted by a division-specific requirement, if any.

                  A new employee must submit this report within ten (10) days of hire or rehire. This report must be submitted once within each twelve (12) month period and the information submitted must be current within forty-five (45) calendar days of the report or forty-five (45) days prior to the hire date, in the case of a new employee.

--------------------------------------------------------------------------------
The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.
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                  All  Personal  Securities  Holdings  will be  reviewed  by the appropriate designated supervisory and/or Compliance person. EMPLOYEES THAT DO NOT HAVE ANY REPORTABLE SECURITIES HOLDINGS MUST INDICATE AS SUCH IN THE REPORTING SYSTEM.

                      THE FOLLOWING TYPES OF HOLDINGS DO NOT HAVE TO BE
                      REPORTED:

                      o SECURITIES  HELD IN ACCOUNTS  OVER WHICH THE EMPLOYEE
                        HAD NO DIRECT OR INDIRECT  INFLUENCE OR CONTROL (I.E.
                        DISCRETIONARY/MANAGED   ACCOUNTS)   DO  NOT   REQUIRE
                        REPORTING.
                      o BANKERS' ACCEPTANCES;
                      o BANK CERTIFICATES OF DEPOSITS (CDS);
                      o COMMERCIAL PAPER;
                      o MONEY MARKETS;
                      o DIRECT OBLIGATIONS OF THE U.S. GOVERNMENT;
                      o HIGH QUALITY, SHORT-TERM DEBT INSTRUMENTS (INCLUDING
                        REPURCHASE AGREEMENTS); AND,
                      o OPEN-END MONEY MARKET MUTUAL FUNDS (UNLESS SPECIFICALLY
                        DIRECTED BY DEAM COMPLIANCE)

          (iv) ANNUAL ACKNOWLEDGEMENT OF ACCOUNTS

               Once each year, at a date to be specified by Central Compliance, each Employee must acknowledge that they do or do not have brokerage and Mutual Fund Accounts. Employees with brokerage and Mutual Fund Accounts must acknowledge each Account.

    E.   CONFIRMATION OF COMPLIANCE WITH POLICIES

         Annually, each Employee is required to acknowledging that he or she has received the Code, as amended or updated, and confirm his or her adherence to it. Understanding and complying with the Code and truthfully completing the Acknowledgment is the obligation of each Employee. Failure to perform this obligation may result in disciplinary action, including dismissal, as well as possible civil and criminal penalties. (SEE SECTION I. OVERVIEW)

================================================================================
VI.  OTHER PROCEDURES/RESTRICTIONS
================================================================================

    A. SERVICE ON BOARDS OF DIRECTORS


     Service on Boards of publicly traded companies should be limited to a small number of instances. However, such service may be undertaken after approval from the regional head of Deutsche Asset Management and Compliance, based upon a determination that these activities are consistent with the interests of DeAM and its clients. Employees

--------------------------------------------------------------------------------
The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.
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DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS  DEUTSCHE BANK
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         serving  as  directors  will not be  permitted  to  participate  in the process of making investment decisions on behalf of clients which involve the subject company.

         DeAM Compliance will periodically present updates on such information to the DeAM Investment Committee for review and approval.

    B.   OUTSIDE BUSINESS AFFILIATIONS

         Employees may not maintain outside business affiliations (e.g., officer, director, governor, trustee, part-time employment, etc.) without the prior written approval of the appropriate senior officer of their respective business units after consultation with Compliance (see request form in the Appendix), and disclosure to the Office of the Secretary as required.

    C.   EXECUTORSHIPS

         The duties of an executor are often arduous, time consuming and, to a considerable extent, foreign to our business. As a general rule, DeAM discourages acceptance of executorships by members of the organization. However, business considerations or family relationships may make it desirable to accept executorships under certain wills. In all cases (other than when acting as Executor for one's own spouse, parent or spouse's parent), it is necessary for the individual to have the written authorization of the Firm to act as an executor. All such existing or prospective relationships should be reported in writing to DeAM Compliance.

         When DeAM Employees accept executorships under clients' wills, the organization considers these individuals to be acting for DeAM and that fees received for executors' services rendered while associated with the firm are exclusively DeAM income. In such instances, the Firm will indemnify the individual and the individual will be required at the time of qualifying as executor to make a written assignment to DeAM Compliance of any executor's fees due under such executorships. Copies of this assignment and DeAM's authorization to act as executor are to be filed in the client's file.

         Generally speaking, it is not desirable for members of the organization to accept executorships under the wills of persons other than a client, a spouse or a parent. Authorization may be given in other situations assuming that arrangements for the anticipated workload can be made without undue interference with the individual's responsibilities to DeAM. For example, this may require the employment of an agent to handle the large amount of detail which is usually involved. In such a case, the Firm would expect the individual to retain the commission. There may be other exceptions which will be determined based upon the facts of each case.

    D.   TRUSTEESHIPS

--------------------------------------------------------------------------------
The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without
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DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS  DEUTSCHE BANK
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         It can be desirable for members of the organization to act individually
         as  trustees  for  clients'   trusts.   Such   relationships   are  not
         inconsistent with the nature of our business. As a general rule, DeAM does not accept trustee's commissions where it acts as investment counsel. As in the case of most executorships, all trusteeships must have the written approval of the Firm.

         It is recognized that Employees may be asked to serve as trustees of trusts which do not employ DeAM. The Firm will normally authorize Employees to act as trustees for trusts of their immediate family. Other non-client trusteeships can conflict with our clients' interests so that acceptance of such trusteeships will be authorized only in unusual circumstances.

    E.   CUSTODIANSHIPS AND POWERS OF ATTORNEY

         It is expected that most custodianships will be for minors of an individual's immediate family. These will be considered as automatically authorized and do not require written approval of the Firm. However, the written approval of DeAM (see Appendix) is required for all other custodianships.

         Entrustment with a Power of Attorney to execute Securities transactions on behalf of another requires written approval of the Firm. Authorization will only be granted if DeAM believes such a role will not be unduly time consuming or create conflicts of interest.

    F.   GIFTS
         Units of the Deutsche Bank Group may neither solicit nor accept inducements.(8) However, gifts offered or received which have no undue influence on providing financial services are not generally prohibited. Special circumstances may apply to Employees acting in certain capacities within the organization.(9) If you have questions regarding the capacity in which you are acting, consult the Compliance Group.

         (i) ACCEPTING GIFTS

                  Employees are prohibited from soliciting personal payment or gift to influence, support or reward service, transaction or business involving Deutsche Bank, or that appears to be made or offered in anticipation of future service, transaction or



------------------------
(8) Under the Bank Bribery Act and other applicable laws and regulations, severe penalties may be imposed on anyone who offers or accepts such improper payments or gifts. If you receive or are offered an improper payment or gift, or if you have any questions as to the application or interpretation of Deutsche Bank's rules regarding the acceptance of gifts, you must bring the matter to the attention of the Compliance Department.

(9) In accordance with regulations and practices in various jurisdictions, as well as the rules of the New York Stock Exchange and the National Association of Securities Dealers, Inc. certain Employees may be subject to more stringent gift-giving and receiving guidelines. In general, these rules apply to the receipt of gifts by and from "associated persons" or where such gratuity is in relation to the business of the employer. If you have any questions regarding your role relative to these rules contact the Compliance Group.

--------------------------------------------------------------------------------
The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.
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                                       15

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS  DEUTSCHE BANK
---------------------------------------------------------------------

                  business opportunity. A payment or gift includes any fee, compensation, remuneration or thing of value.

                  The  acceptance  of  some  types  of  UNSOLICITED   reasonable
                  business  gifts  are  permissible,   providing  the  following
                  requirements are met:

                  1. Cash gifts of any amount are prohibited. This includes cash equivalents such as gift certificates, bonds, securities or other items that may be readily converted to cash.

                  2. Gifts, other than cash, given in connection with special occasions (e.g., promotions, retirements, weddings), of reasonable value as defined by the Business Group's procedures are permissible.

                  3. Reasonable and conventional business courtesies, such as joining a client or vendor in attending sporting events, golf outings or concerts, provided that such activities involve no more than the customary amenities.

                  4. The cost of working session meals or reasonable related expenses involving the discussion or review of business matters related to Deutsche Bank may be paid by the client, vendor or others, provided that such costs would have otherwise been reimbursable to the Employee by
                      Deutsche Bank in accordance with its travel and entertainment and expense reimbursement policies.

                      The Employee must report to their management gifts received according to the procedures established within their Business Group. Business Group Management is responsible for ensuring relevant gift information is documented in the Business Group's log of gifts and the log is forwarded to the Compliance Group on request. Business Group Management will bring apparent or perceived issues to the attention of the Compliance Group.

         (ii)     GIFT GIVING (TO PERSONS OTHER THAN GOVERNMENT OFFICIALS)
                  In appropriate circumstances, it may be acceptable for Deutsche Bank Employees to extend gifts to clients or others who do business with Deutsche Bank. Employees should be certain that the gift does not give rise to a conflict of interest, or appearance of conflict, and that there is no reason to believe that the gift violates applicable codes of conduct of the recipient.

                  Employees may make business gifts at Deutsche Bank's expense, provided:

                  1. The gift is not cash or a cash equivalent - regardless of amount.

--------------------------------------------------------------------------------
The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.
--------------------------------------------------------------------------------

                                       16
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DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS  DEUTSCHE BANK
---------------------------------------------------------------------

                  2. The gift is of reasonable value in the circumstances, and should not exceed a value of U.S. $100 unless the specific prior approval of an appropriate manager is obtained.

                  3. The gift is lawful and in accordance with regulatory rules and generally accepted business practices of the governing jurisdictions.

                  4. The Employee is authorized to give gifts by his/her Business Group Management and follows all procedures established within his/her Group.

                  Business Group Management will ensure that relevant gift information is documented in the Business Group's log of gifts and that the log is forwarded to the Compliance Group on a monthly basis. Business Group Management is responsible for bringing any apparent or perceived issues to the attention of the Compliance Group.

         (iii)    GIFTS TO GOVERNMENT OFFICIALS
                  The Compliance Department must be contacted prior to making gifts to a governmental employee or official. Various governmental agencies, legislative bodies and jurisdictions may have rules and regulations regarding the receipt of gifts by their employees or officials. In some cases, government employees or officials may be prohibited from accepting any gifts. (SEE NEXT SECTION FOR ADDITIONAL RULES REGARDING POLITICAL CONTRIBUTIONS.)

         (iv)     NON-CASH COMPENSATION
                  Employees, Registered Representatives and Associated Persons of Deutsche Asset Management broker-dealer affiliates must also comply with National Association of Securities Dealers, Inc. (NASD(R)) Rules governing the payment of Non-Cash Compensation. Non-Cash Compensation encompasses any form of compensation received in connection with the sale and distribution of variable contracts and investment company securities that is not cash compensation, including, but not limited to, merchandise, gifts and prizes, travel expenses, meals and lodging.

                  For more information on the policy refer to the Scudder Distributors Inc. Written Supervisory Procedures and the Scudder Investor Services, Inc. Written Supervisory Procedures.

    G.   RULES FOR DEALING WITH GOVERNMENTAL  OFFICIALS AND POLITICAL CANDIDATES

         (i)      CORPORATE PAYMENTS OR POLITICAL CONTRIBUTIONS
                  No corporate payments or gifts of value may be made to any outside party, including any government official or political
                  candidate  or  official,   for  the

--------------------------------------------------------------------------------
The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.
--------------------------------------------------------------------------------

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS  DEUTSCHE BANK
---------------------------------------------------------------------

                  purpose of securing or retaining business for Deutsche Bank or influencing any decision on its behalf.

                  o The Federal Election Campaign Act prohibits corporations and labor organizations from using their general treasury funds to make contributions or expenditures in connection with federal elections, and therefore DEUTSCHE BANK DEPARTMENTS MAY NOT MAKE CONTRIBUTIONS TO U.S. FEDERAL POLITICAL PARTIES OR CANDIDATES.

                  o Corporate contributions to political parties or candidates in jurisdictions not involving U.S. Federal elections are permitted only when such contributions are made in accordance with applicable local laws and regulations, the prior approval of a member of the DeAM Executive Committee has been obtained and the Deutsche Bank Americas Regional Cost Committee has been notified.

                      UNDER THE FOREIGN CORRUPT PRACTICES ACT, BANK BRIBERY LAW, ELECTIONS LAW AND OTHER APPLICABLE REGULATIONS, SEVERE PENALTIES MAY BE IMPOSED ON DEUTSCHE BANK AND ON INDIVIDUALS WHO VIOLATE THESE LAWS AND REGULATIONS. SIMILAR LAWS AND REGULATIONS MAY ALSO APPLY IN VARIOUS COUNTRIES AND LEGAL JURISDICTIONS WHERE DEUTSCHE BANK DOES BUSINESS.

         (ii)     PERSONAL POLITICAL CONTRIBUTIONS
                  No personal payments or gifts of value may be made to any outside party, including any government official or political candidate or official, for the purpose of securing business for Deutsche Bank or influencing any decision on its behalf. Employees should always exercise care and good judgment to avoid making any political contribution that may give rise to a conflict of interest or the appearance of conflict. For example, if a DeAM business unit engages in business with a particular governmental entity or official, DeAM Employees should avoid making personal political contributions to officials or candidates who may appear to be in a position to influence the award of business to Deutsche Bank.

         (iii)    ENTERTAINMENT OF GOVERNMENT OFFICIALS
                  Entertainment and other acts of hospitality toward government or political officials should never compromise or appear to compromise the integrity or reputation of the official or Deutsche Bank. When hospitality is extended, it should be with the expectation that it will become a matter of public knowledge.

    H.   CONFIDENTIALITY

         Employees must not divulge contemplated or completed securities transactions or trading strategies of DeAM clients to any person, except as required by the performance of such person's duties and only on a need-to-know basis. In addition, the Deutsche Bank

--------------------------------------------------------------------------------
The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.
--------------------------------------------------------------------------------

                                       18
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Deutsche Asset Management - U.S. Code of Ethics  DEUTSCHE BANK
---------------------------------------------------------------------

         standards contained in the COMPLIANCE MANUAL -- CONFIDENTIAL, MATERIAL, NON-PUBLIC INFORMATION, CHINESE WALLS, INSIDER TRADING AND RELATED MATTERS POLICY, as well as those within the CODE OF PROFESSIONAL CONDUCT must be observed.

================================================================================
VII.  SANCTIONS
================================================================================

Any Employee who violates the Code may be subject to disciplinary actions, including possible dismissal. In addition, any Securities transactions executed in violation of the Code, such as short-term trading or trading during blackout periods, may subject the Employee to sanctions, ranging from warnings and trading privilege suspensions to financial penalties, including but not limited to, unwinding the trade and/or disgorging of the profits. Finally, violations and suspected violations of criminal laws will be reported to the appropriate authorities as required by applicable laws and regulations.

================================================================================
VIII.  INTERPRETATIONS AND EXCEPTIONS
================================================================================

Compliance shall have the right to make final and binding interpretations of the Code and may grant an exception to certain of the above restrictions, as long as no abuse or potential abuse is involved. Each Employee must obtain approval from DeAM Compliance before taking action regarding such an exception. Any questions regarding the applicability, meaning or administration of the Code shall be referred in advance of any contemplated transaction to DeAM Compliance.

In addition, DeAM has an Ethics Committee that is empowered to administer, apply, interpret and enforce the Code.

--------------------------------------------------------------------------------
The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.
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DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS  DEUTSCHE BANK
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================================================================================
                                    APPENDIX
================================================================================

                                   SCHEDULE A


          The following entities(10) have adopted the Deutsche Asset Management Code of Ethics:


                          DB Investment Managers, Inc.

         Deutsche Asset Management Inc. (formerly Morgan Grenfell Inc.)

                  Deutsche Investment Management Americas Inc.

                          DB Absolute Return Strategies

                        Investment Company Capital Corp.

                            Scudder Distributors Inc.

                        Scudder Financial Services, Inc.

                         Scudder Investor Services, Inc.

                              Scudder Trust Company

                              RREEF America L.L.C.

----------------------------
(10) The references in the document to DeAM Employees include employees of the entities that have adopted the Deutsche Asset Management Code of Ethics.

--------------------------------------------------------------------------------
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not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.
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                                       20
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                                   SCHEDULE B

                                   SUPPLEMENT
                                     TO THE
                 DEUTSCHE ASSET MANAGEMENT - U.S CODE OF ETHICS

                         RREEF America L.L.C. ("RREEF")

                  A-1. EFFECTIVE DATE. This Supplement to the Deutsche Asset Management - U.S. Code of Ethics (the "Code") shall be effective February 1, 2004. The Code and this Supplement shall replace and supersede the RREEF America L.L.C. Code of Ethics (Last Updated December 2002).

                  A-2. APPLICABILITY. The restrictions of the Code applying to Investment Personnel shall apply only to those Employees of RREEF who are Investment Personnel employed on the RREEF Securities Investment Team. The restrictions of the Code applying to Access Persons shall apply only to (i) those RREEF Employees, officers or directors who, with respect to any registered investment company or other securities investment advisory client, make any recommendation, participate in the determination of which recommendation will be made, or whose principal functions or duties relate to the determination or which recommendations will be made, or who, in connection with his or her duties, obtain any timely information concerning recommendations on Securities being made by RREEF, or (ii) those RREEF Employees who are designated as covered under this Supplement to the Code by DeAM Compliance or its designee.

                  A-3. ADDITIONAL TRADING RESTRICTIONS. In addition to the restrictions set forth in the Code, no RREEF Employee identified in Section A-2 of this Supplement shall, without the prior written approval of DeAM Compliance, acquire or sell any Real Estate Securities in any Employee Related Account. Approvals of acquisitions will be granted only in extraordinary circumstances. Real Estate Securities shall include all publicly-traded Securities issued by any Real Estate Investment Trust ("REIT"), as well as publicly-traded Securities issued by companies if at least 50% of their revenues, or at least 50% of the market value of their assets, are attributable to the ownership, construction, management or sale of residential, commercial or industrial real estate. These companies may include real estate master limited partnerships and real estate brokers and developers.

                  A-4.   ADOPTION  OF  THE  DEUTSCHE   BANK   AMERICAS  CODE  OF
PROFESSIONAL CONDUCT. The terms of the Deutsche Bank Americas Code of Professional Conduct are hereby incorporated into this Supplement and those Employees of RREEF identified in Section A-2 of this Supplement shall be subject to and covered by such terms.

                  A-5. CONFLICT. In the event of any conflict or discrepancy between the terms of the Code and this Supplement with respect to any RREEF Employee, the terms of this Supplement shall govern.

--------------------------------------------------------------------------------
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not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without
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                                       21

DEAM - U.S. CODE OF ETHICS SANCTIONS
-------------------------------------

VIOLATION                                                    SANCTION

FAILURE TO OBTAIN PRE-CLEARANCE(1)

MANAGING DIRECTOR, DIRECTOR AND VICE PRESIDENT (ALSO PORTFOLIO MANAGERS AND INVESTMENT PERSONNEL REGARDLESS OF LEVEL)

  1st Violation             Written Warning
  2nd Violation             $200.00 Fine
  3rd Violation +           Trading Prohibited for 30 Days(2) and $500.00 Fine
BELOW VICE PRESIDENT
  1st Violation             Written Warning
  2nd Violation             $100.00 Fine
  3rd Violation +           Trading Prohibited for 30 days(2) and $250.00 Fine

FAILURE TO COMPLY WITH THE WITH SAME DAY RULE(3)
PORTFOLIO MANAGER
  1st Violation             Unwind the Trade/Disgorgement of Profit and Written Warning
  2nd Violation             Unwind the Trade/Disgorgement of Profit and $200.00 Fine
  3rd Violation +           Unwind the Trade/Disgorgement of Profit and $500.00 Fine

INVESTMENT PERSONNEL (NON-PORTFOLIO MANAGER)
  1st Violation             Potentially Unwind the Trade/Disgorgement of Profit and
                            Written Warning
  2nd Violation             Potentially Unwind the Trade/Disgorgement of Profit and
                            $150.00 Fine
  3rd Violation +           Potentially Unwind the Trade/Disgorgement of Profit and
                            $400.00 Fine
ACCESS PERSON
  1st Violation             Potentially Unwind the Trade/Disgorgement of Profit and Written Warning
  2nd Violation             Potentially Unwind the Trade/Disgorgement of Profit and $100.00 Fine
  3rd Violation +           Potentially Unwind the Trade/Disgorgement of Profit and $300.00 Fine

FAILURE TO COMPLY WITH THE 7-DAY RULE(3)
PORTFOLIO MANAGER
  1st Violation             Unwind the Trade/Disgorgement of Profit and Written Warning
  2nd Violation             Unwind the Trade/Disgorgement of Profit and $200.00 Fine
  3rd Violation +           Unwind the Trade/Disgorgement of Profit and $500.00

INVESTMENT PERSONNEL (NON-PORTFOLIO MANAGER)
  1st Violation             Potentially Unwind the Trade/Disgorgement of Profit and Written Warning
  2nd Violation              Potentially Unwind the Trade/Disgorgement of Profit and $100.00 Fine
  3rd Violation +            Potentially Unwind the Trade/Disgorgement of Profit and $250.00 Fine

FAILURE TO COMPLY WITH THE WITH 30 DAY HOLD RULE
MANAGING DIRECTOR, DIRECTOR AND VICE PRESIDENT
  1st Violation             Written Warning
  2nd Violation             $200.00 Fine
  3rd Violation +           Trading Prohibited for 30 Days(2) and $500.00 Fine
BELOW VICE PRESIDENT
  1st Violation             Written Warning
  2nd Violation             $100.00 Fine
  3rd Violation +           Trading Prohibited for 30 days(2) and $250.00 Fine


THIS SCHEDULE CONTINUES ON THE FOLLOWING PAGE.

--------------------------
(1) Portfolio Managers and other Investment Personnel, regardless of position held, are subject to the pre-clearance sanctions for Managing Directors, Directors and Vice Presidents.

(2) The Compliance Department will take financial hardship into consideration in applying a trading prohibition. Please see important notes below for more information regarding financial hardship.

(3) The Compliance Department will take into consideration the employee's knowledge of portfolio trading and the severity and frequency of the violation in determining whether the trade should be broken and profit disgorged and the amount of the fine, if any. Second and third violations of the 7-day and Same Day rules within the same year will result in the escalation of fines and disciplinary action similar to other second and third violations and depending on the circumstances as indicated above. Any violations, along with attendant sanctions, will be noted in the employee's personnel file.


                        IMPORTANT NOTES FOLLOW THIS PAGE

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS DETUSCHE BANK
---------------------------------------------------------------------------


DEAM - U.S. CODE OF ETHICS SANCTIONS CONTINUED

VIOLATION                                                        SANCTION
FAILURE TO FILE/INCOMPLETE/LATE 17J-1 REPORTING (QUARTERLY PERSONAL SECURITIES TRADING REPORTING)

1ST VIOLATION - FILED BY:
  First Period Level(4)              Written Warning
  Second Period Level                $100.00 Fine
  Third Period Level                 $150.00 Fine
  Forth Period Level +               Trading Prohibited for 30 Days2  and $250.00 Fine

2ND VIOLATION - FILED BY:
  First Period Level                 $150.00 Fine
  Second Period Level                $200.00 Fine
  Third Period Level                 Trading Prohibited for 30 Days2  and $300.00 Fine
  Forth Period Level +               Severe Disciplinary Action (Possible Termination)

3RD VIOLATION - FILED BY:
  First Period Level                 $200.00 Fine
  Second Period Level                Trading Prohibited for 30 Days(2) and $400.00 Fine
  Third Period Level +               Severe Disciplinary Action (Possible Termination)

FAILURE TO FILE/INCOMPLETE/LATE CODE OF ETHICS ANNUAL ACKNOWLEDGEMENT (INCLUDING 17-J1 ANNUAL PERSONAL HOLDINGS REPORT)

CODE OF ETHICS ANNUAL ACKNOWLEDGEMENT PERIOD DURING THE MONTH OF OCTOBER. FILED BY:

  October 31 through November 15                    Written Warning
  November 16 through November 30                   $100.00 Fine
  December 1 through December 15                    $150.00 Fine
  December 16 through December 30 +                 $200.00 Fine

------------------------------
(2) The Compliance Department will take financial hardship into consideration in applying a trading prohibition. Please see important notes below for more information regarding financial hardship.

(4) Period Levels are defined by DeAM Compliance and generally follow approximate 15-day periods that are adjusted for the calendar month. The First Period Level begins immediately after the due date of the respective filing. You will be notified of these levels in specific communications from DeAM Compliance when warranted.

Important Notes

     o If payment for any fine is not received by the due date, a report will be made to Senior Management regarding this delinquency, and the employee will be subject to further sanctions, including a substantial escalation of the fine (including, possibly, the doubling of the fine amount).

     o Asset Management Compliance will consider certain Code of Ethics infractions on a case-by-case basis in determining a final decision on the technicality or materiality of the violation itself, as well as the (if applicable) ensuing sanctions and/or fines levied on the employee. Asset Management Compliance will solely determine the factors used in arriving in any decisions made apart from this DeAM Sanctions Schedule.

     o Final disciplinary sanctions will be determined by the Compliance Department and Senior Management, which will take into consideration such factors, which include, but are not limited to, the period of time between violations, financial hardship, the employee's knowledge of portfolio trading and trading system technical difficulties. For example, violations occurring within a 24-month period will be taken into consideration, but will not be given full weight in the determination of disciplinary action. Financial hardship may include the inability to pay for tuition and medical expenses and the inability to purchase a home.

     o All violations will be reviewed on a rolling 1-year period and sanctions for second and third violations will be applicable if the violations occur within the same year.

     o Multiple simultaneous violations will be subject to all the applicable sanctions. For example, a portfolio manager who fails to obtain pre-clearance (2nd violation) and simultaneously violates the Same Day Rule (2nd violation), will be subject to a $400.00 fine and disgorgement of profit.

     o Continued violation of the DeAM - U.S. Code of Ethics may subject you to severe penalties, including possible termination.